UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2025
 _____________________________
Medtronic plc
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building Two
Parkmore Business Park West
Galway, Ireland
(Address of principal executive offices) (Zip Code)
+353 1 438-1700
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	MDT	New York Stock Exchange
0.250% Senior Notes due 2025	MDT/25	New York Stock Exchange
0.000% Senior Notes due 2025	MDT/25A	New York Stock Exchange
2.625% Senior Notes due 2025	MDT/25B	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
0.375% Senior Notes due 2028	MDT/28	New York Stock Exchange
3.000% Senior Notes due 2028	MDT/28A	New York Stock Exchange
3.650% Senior Notes due 2029	MDT/29	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.000% Senior Notes due 2031	MDT/31A	New York Stock Exchange
3.125% Senior Notes due 2031	MDT/31B	New York Stock Exchange
0.750% Senior Notes due 2032	MDT/32	New York Stock Exchange
3.375% Senior Notes due 2034	MDT/34	New York Stock Exchange
3.875% Senior Notes due 2036	MDT/36	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.500% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.375% Senior Notes due 2040	MDT/40A	New York Stock Exchange
4.150% Senior Notes due 2043	MDT/43A	New York Stock Exchange
1.750% Senior Notes due 2049	MDT/49	New York Stock Exchange
1.625% Senior Notes due 2050	MDT/50	New York Stock Exchange
4.150% Senior Notes due 2053	MDT/53	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Principal Accounting Officer
On March 12, 2025, Jennifer M. Kirk, the Global Controller and Principal Accounting Officer of Medtronic plc (Company), notified the Company of her decision to resign from the Company, effective May 2, 2025, to become the chief executive officer of Exubrion Therapeutics, a privately held company. Ms. Kirk’s resignation did not result from any disagreement relating to the Company’s operations, policies or practices. The Company has appointed Denise L. Blomquist, currently the Company’s Assistant Global Controller, to succeed Ms. Kirk as the Company’s Global Controller and Principal Accounting Officer, effective March 17, 2025. As noted above, Ms. Kirk will remain at the Company through May 2, 2025 to support a smooth transition. Ms. Blomquist has been employed at the Company since 2004 and has held roles of increasing responsibility within the finance organization during her 21-year tenure. Ms. Blomquist joined the Company from Opus Northwest, where she was a finance director. Ms. Blomquist received her bachelor’s degree in accounting from the University of Wisconsin - Madison.
In connection with her appointment as Global Controller and Principal Accounting Officer, Ms. Blomquist will receive a base salary and participate in the Company’s short-term incentive program, the Medtronic Incentive Plan (“MIP”), as well as the Company’s 2021 Long-Term Incentive Plan (“LTIP”), in each case at levels commensurate with other similarly situated persons at the Company. The Company’s Section 16 Officer Change in Control Policy will also apply to Ms. Blomquist. The MIP and LTIP programs and the Section 16 Officer Change in Control Policy are outlined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 9, 2024. Ms. Blomquist’s MIP and LTIP awards will be considered on an annual basis by the Compensation Committee of the Company’s Board of Directors, and Ms. Blomquist’s equity grants will be governed by the Company’s standard forms of non-qualified stock option, restricted stock unit, and performance restricted stock unit award agreements for executive officers. Ms. Blomquist’s employment will be on an at-will basis and may be terminated at any time by either party.
There are no family relationships between Ms. Blomquist and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than her employment at the Company, there are no transactions between Ms. Blomquist or any member of her immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Ms. Blomquist and any other persons pursuant to which Ms. Blomquist was selected as the Global Controller and Principal Accounting Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medtronic plc

	By	/s/ Ivan K. Fong
Date: March 17, 2025		Ivan K. Fong
Executive Vice President, General Counsel and Secretary